                                                                    EXHIBIT 99.7

                              SUNRISE V APARTMENTS
                                  705 Pool Road
                               Richmond, Va. 23236
                                 (804) 272-4446
                               Fax (804) 330-7276




                               PHYSICAL INSPECTION

                              SUNRISE V APARTMENTS

                           Property was built in 1976
                           Date of Major Renovations:
                             1997 Gutter Replacement
                            1995-96 Roof Replacement
                             1996 Exterior Painting
                           1994-95 Balcony Renovation

                              Number of Units: 229
                   Number of Buildings: 23 apartment buildings

ROOFS

The roofs on all of the buildings on this property are 200#, 20 year, 3 tab composition shingles. These roofs were overlaid in 1995-96 and appear to have a 6/12 pitch. Although maintenance reports no leaks at this time, concerns were raised regarding the integrity of the 7/16" OSB decking and the fact that the entire property now has two layers of shingles. There are several instances where decking is failing and shingles are blowing off due to improper nail length.

The attached I.C.E. budget provides for general repairs to all roofs and faulty decking at this time.

GUTTERS and DOWNSPOUTS

This property has gutters on all facia which lead to downspouts and in most cases, splashblocks. These gutters were installed in 1997 and are in good condition with only minor repairs needed. The most common problem noted was improper installation of splashblocks and insufficient downspout extensions.

The attached I.C.E. budget provides for minor additions and corrections to the gutters and splashblocks at this time.

HVAC

The individual apartment units are cooled by a split through the wall system. These units are located in the service closet of each unit. There are no electric disconnects. The one bedroom units are serviced by one and one half ton condensers, while the two bedroom units are serviced by two ton condensers. Maintenance reports that the most common repairs to these units are compressor failure. 211 of the 229 condensers are original to the property, 22 years old. The original equipment was manufactured by Rheem and it is being replaced with Heil equipment. The heating portion of these systems consist of gas upflow furnaces located in the service closets. Maintenance reports that 221 of the 229 furnaces are original to the property. Overall, these systems have exceeded their life expectancy and are in need of replacement. We recommend starting a replacement program over the next three years.

The attached I.C.E. budget provides for general repairs to the heating and air conditioning systems, and the replacement of 1/3 of the units at this time.

PLUMBING

Main, exterior, cold water lines are copper pipe. Main hot and cold water lines are buried and not insulated. The cold water line enters the building through the slab in the basement level of each building. There are individual building cut offs and they are all gate valves. Maintenance reports many of the gate valves no longer work and should be replaced with ball valves at this time. The domestic water supply in each unit is obtained by CPVC pipe. The DWV system is PVC plastic pipe. There are hose bibs at each building and all of those observed were frostproof. There are garbage disposals in each unit. All observed equipment was Whirlaway 1/3 HP. Maintenance reports that 68 of 229 disposals are original, 22 years old. There are individual washers or dryers connections in every unit on the property. The property leases the machines from Automatic Leasing and subleases them to the residents who request them. There are a total of 73 washers and 73 dryers under this agreement. Maintenance reports recurring sewer problems around Buildings No. 706 to 711. We are providing for proper repairs and a regular clean out of the entire system at this time. All of these interior systems appeared to be in good working condition on the date of our inspection.

The attached I.C.E. budget includes disposal replacement, sewer repair, and sewer clean out at this time.

HOT WATER

There are three common area hot water heaters on this property. The laundry room has and original 80 gallon gas fired boiler, which is in need of replacement. The clubhouse has a 10 gallon State 120V electric heater, which is in good condition. The maintenance shop has a 40 gallon gas fired boiler which is in need of regular service at this time. The apartment units each have one 40 gallon gas fired boiler located in the utility closet. The original equipment was manufactured by Ruud and the replacements have been by American Proline. Maintenance reports that 24 of the 229 boilers have been replaced at this time. While all systems appear to be in good working order we are providing for the first 1/3 of the individual boilers to be replaced as they have all exceeded their life expectancy.

The attached I.C.E. budget provides for the replacement of the laundry room boiler and 1/3 of the individual boilers at this time.

ELECTRICAL

All apartments on this property are individually metered for electricity. The electrical wiring between the transformer and the meter base is aluminum. The electrical wiring between the meter base and the interior panel is aluminum. Interior wiring in apartments is copper for the 110 volt and 220 volt circuits. We observed electrical equipment manufactured by ITE at the meter and ITE 75 Amp panels in the individual units. There were no Ground Fault Interrupt circuits in any bathrooms or kitchens. There are 15 transformers on this property which are mounted on concrete pads and appear to be in good condition, with no leaks visible.

The attached I.C.E budget provides for installation of GFI's, and minor repairs to the electrical systems this time.

                                EXTERIOR SURFACES

SIDING

This property is constructed of traditional wood framing. 20% of the exterior surfaces are brick, 80% is painted T-111 siding with painted wood trim, and painted plywood soffits. The entire property was painted in 1996. Although it appears that the siding was properly prepped before painting there is extensive weathering, blistering, and outright failure of the T-111 at this time. Current management has bids on file for vinyl siding and we are including this price in the attached I.C.E. budget at this time.

The attached I.C.E. budget provides for vinyl siding at this time.

STAIRWELLS

There are no exposed exterior stairs on this property. The interior stairwells are constructed with wooden stringers and wooden treads under carpet. Overall, the stairwells are in good condition, and any routine repairs are performed upon turnover of the units.

The attached I.C.E budget does not require any repairs at this time.

BALCONIES

The balconies on this property consist of 2 x 6 wood decking atop 2 x 12 wooden framing cantilevered into the building. There is no soffit material below these balconies. Maintenance reports a problem with water infiltration above most first floor patio doors. See Photo No. 15. We are providing for the necessary corrections to the remaining balconies at this time. Balcony enclosures consist of pressure treated wooden balusters and rails and are unpainted. Balusters and rails are in good condition. First floor patios are concrete slab on grade and are in good condition. There are 5 or 6 patios that were being replaced at the time of inspection.

The attached I.C.E. budget includes repairing all balconies at this time.

FOUNDATIONS

All of the foundations for the buildings on this property are grid style monolithic concrete slab with integral grade beams with poured in place below grade walls and concrete block walls above grade. At the time of our inspection the foundations appeared to be sound with no visible or blatant evidence of foundation movement. However, an engineering report would be advised to be positive as not all foundation failures are visible from the building exteriors. Subfloors on floors 2 and 3 throughout the property consist of 3/4" plywood with 1 3/4" gypcrete. Maintenance reports several instances of subfloor failure, conditions where the gypcrete has crumbled. The proper repair for this condition would be the removal of the affected area and replacing the gypcrete with plywood to avoid future deterioration.

The attached I.C.E. budget provides for the replacement of failing subfloors on floors 2 and 3 at this time.

CONCRETE SIDEWALKS

The sidewalks on this property were undergoing extensive repairs on the date of our inspection. We are told by the contractor and management that upon completion, all trip hazards will be corrected. Many buildings have ramps from the driveway to the entrance, but not all. This condition should be grandfathered in the transition, but, we are budgeting some correction monies at this time.

The attached I.C.E. budget provides beginning access ramps at this time.

DRIVES and PARKING LOTS

The drives and parking lots on this property are asphalt and in average condition. There are 367 parking spaces, none of which are covered and 9 permanently marked handicapped spaces. Drainage appears to be good off of the lots with no signs of standing water. There were several curbs and gutters that have been damaged by snow plows and these should be repaired at this time. It is recommended that the entire lot be sealed and striped to protect the integrity of the overlay and extend its useful life. This cost is covered under PARKING below.

The attached I.C.E. budget provides for minor asphalt, curb and gutter repairs at this time.

WINDOWS

The windows on this property are single glazed, single hung, aluminum mill finished windows. The windows appear to be in poor condition. Screens are broken or missing, splines are severely damaged, windows are mismatched, See Photo No.
20. The sliding glass doors on this property are single glazed, aluminum mill finished doors. Maintenance reports severe problems with sagging headers above most patio doors causing binding and the leaking mentioned in the BALCONY section of this report. Maintenance reports that it has begun a replacement program for 69 of the 229 front doors at this time. It is our opinion that all windows, patio doors, and the remaining front doors should be replaced along with the VINYL SIDING PROJECT. This property currently gets below market rents and it LOOKS IT! These improvements will bring immediate benefits in the form of rental increases and decreased maintenance expenses.

The attached I.C.E. budget provides for the replacement of windows, patio doors, and remaining front doors at this time.

EXTERIOR LIGHTING

The exterior lighting on this property is comprised of several fixture types and styles. Wall mount entry light fixtures at the apartment doors are operated by the resident and have been converted to fluorescent from incandescent lighting as of the date of inspection. The back patios have wall mount coach lamps, which have been converted to fluorescent at this time. There are NO exterior building lights. We are providing for the installation of HPS wallpacks on every building. Parking lots are lit by Virginia Power streetlights. Management reports that these are adequate. A lighting survey is recommended in the interest of safety and avoiding liability problems.

The attached I.C.E. budget provides for additional HPS wallpacks at this time.

LANDSCAPING and IRRIGATION

The landscaping on this property is in average condition, and well planned, overall. The property does not have a sprinkler system and all plants are hand watered by maintenance personnel. We are providing for 8 sprinkler systems to cover marketing and signage areas at this time. The trees on the property are in good condition but require a thorough pruning at this time. There are several trees that are too close to the buildings and their branches are causing damage to adjacent buildings and roofs. Signage throughout the property is in need of updating. Management has a quote on file for this work. Minor improvements are required in the areas of sod, plants, and flowers at the marketing areas.

The attached I.C.E. budget provides for sprinkler installation, tree pruning, signage, and minor landscape improvements at this time.

DRAINAGE

On the date of our inspection there was no standing water on the property. Maintenance reports several instances where water infiltrates the units under patio doors. There are several instances where the grade slopes toward the buildings. Overgrown trees have caused severe erosion around the entrance driveway. This area requires retaining walls around the tree bases to prevent exposing the roots and killing the trees. A french drain system that was installed in 1997 around Buildings 701-703 appears to have been installed above the lowest grade against the buildings. Additionally, the exit drains are running up hill! We are providing for the necessary drainage corrections at this time. After these drainage corrections it will be necessary to add fill dirt and sod to insure the integrity of these repairs.

The attached I.C.E. budget provides for drainage corrections, retaining walls, fill and sod.

TERMITES

On the day of our inspection there was no evidence of termite activity noted. Maintenance reports that there have been 6 occurrences of termites this season. The property has a pest control contract with Dodson Pest Control in place at this time at an annual cost of $653.

The attached I.C.E. budget provides for the interior repairs to the affected units.

FENCING

This community does not have limited access gates, but, due to the layout of the property and only one entrance, this would be an easy addition. A market survey is recommended to determine the cost/benefit of this addition. We estimate the cost at approximately $35K but are not including this estimate in the attached I.C.E. budget. There are no perimeter fences on this property. There are screening fences surrounding each of the dumpster areas and they require repairs and in some cases replacement at this time.

The attached I.C.E. budget includes the repair or replacement of the dumpster fences.

PARKING

There are a total of 367 parking spaces on this property. Nine of these spaces are permanently reserved for the handicapped. Parking lots will need to be sealed and striped this year.

The attached I.C.E. budget includes sealing and striping of the entire parking area.

LIFE SUPPORT SYSTEMS

Every apartment is equipped with one battery powered smoke detector located in the service hall. The smoke detectors are not monitored. The three bedroom units only have one smoke detector, which is inadequate coverage due to the layout of the units. No exterior fire alarms were noted on the property. There are no individual fire extinguishers in any of the apartment units. There are no 10# ABC fire extinguishers located in the shop, laundry room, or office. There are 7 fire hydrants on this property.

The attached I.C.E. budget provides for the additional smoke detectors, 2# fire extinguishers in each unit, and 10# fire extinguishers in the shop, laundry room, and office.

                                    AMENITIES

SWIMMING POOL

There is one swimming pool on this property. It is not heated. The pool is located in the center of the complex next to the Clubhouse/Office. The pool is made of concrete block on a concrete slab. There are two severe cracks in the pool at this time. We have called for an Engineer's Report to determine the severity of the cracks and the recommended repairs. There is currently a bid on file for a gunite overlay of the pool shell and a complete replacement of the concrete pool deck. This bid totals $109.5K. The root of the problem appears to be erosion on the North side of the pool along the creek. The bid for pool repairs does not include any reinforcement of the ground between the creek and the pool. The bid appears to be extremely high for a pool of this size. We are including this bid as Exhibit A. The fence, which surrounds the pool, is 4'6" high wrought iron and is in good condition. All pool equipment is original and in need of replacement.

The attached I.C.E. budget provides total pool, deck, and equipment replacement pending the Engineer's report.

HOT TUB

There is no hot tub on this property.

SAUNA

There is no sauna on this property.

TENNIS COURT

There are two tennis courts on this property, which were being resurfaced on the date of inspection.

LAUNDRY ROOM

There is one laundry room on this property. There are a total of 7 washers and 7 gas fired dryers. The vendor is Coinmach. The laundry room is in need of tile, paint, and lighting at this time.

WEIGHT ROOM

There is no weight room on this property.

SAND VOLLEYBALL COURT

There is a sand volleyball court on this property. Management requests that it be removed at this time as it is placed too close to the adjacent apartments and causes too much noise and damage to the buildings.

PLAYGROUND

There is a playground on the property. It is brand new and in excellent condition and does not require any repairs at this time.

This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). No physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statement on the structural worthiness or integrity of the building(s), rather, the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached photographs or pictures are representations of the property and should be independently evaluated by the recipient.

                               SUNRISE APARTMENTS

                     705 POOL ROAD RICHMOND, VIRGINIA 23236

                                EXTERIOR BUDGET:

  ROOFING                        General repairs.                                                        $     23,000.00

  GUTTERS & DOWNSPOUTS           Minor corrections and additions.                                        $      5,750.00

  HVAC                           General repairs, electric disconnects, system replacements.             $    145,625.00

  PLUMBING                       Ball valves, disposals, sewer repair, sewer clean-out.                  $     18,450.00

  HOT WATER                      Replace laundry room heater, Individual heater replacement.             $     18,250.00

  ELECTRICAL                     GFI's, minor repairs.                                                   $     26,335.00

  SIDING/TRIM/FACIA/SOFFITS      Vinyl siding.                                                           $    350,000.00

  EXTERIOR PAINT                 Minor touchups throughout                                               $      9,200.00

  STAIRWELLS                     None.                                                                   $            --

  BALCONIES                      Repair balconies.                                                       $     20,000.00

  FOUNDATIONS                    Subfloors 2 & 3 repair.                                                 $     60,000.00

  SIDEWALKS                      Beginning access ramps.                                                 $     10,000.00

  DRIVES & PARKING LOT           Asphalt, curb and gutter repairs.                                       $     20,000.00

  WINDOWS                        Window replacement, patio door replacement, Entry door replacement.     $    642,895.00

  EXTERIOR LIGHTING              HPS wallpacks.                                                          $     11,270.00

  LANDSCAPE & IRRIGATION         Sprinkler installation, tree work, signage, and landscaping.            $     38,950.00

  DRAINAGE                       French drains, retaining walls, fill, & sod.                            $     23,750.00

  TERMITES                       Repair affected areas.                                                  $      1,500.00

  PARKING                        Seal & stripe                                                           $     10,500.00

  LIFE SUPPORT SYSTEMS           Smoke detectors, 2# fire extinguishers, 10# fire extinguishers.         $     18,585.00

  POOL                           Replacement pending Engineer's report. Budget amount                    $    100,000.00

  SAND VOLLEYBALL COURT          Remove and resod.                                                       $      6,000.00

  FENCE                          Dumpster surrounds.                                                     $      3,000.00

  LAUNDRY ROOM                   Remodel.                                                                $      3,500.00

  TENNIS COURTS                  Currently resurfacing.                                                  $            --
------------------------------------------------------------------------------------------------------------------------
  Total Budget:                                                                                          $  1,566,560.00
                                                                                                         ===============

                               SUNRISE APARTMENTS

                     705 Pool Road Richmond, Virginia 23236

                                    INVENTORY

   1 )           MANAGER'S OFFICE
   2 )    1 ea   Executive desk
   3 )    1 ea   White executive desk
   4 )    1 ea   Leasing desk
   5 )    1 ea   Computer desk
   6 )    1 ea   Typewriter desk
   7 )    4 ea   Desk lamp
   8 )    1 ea   Sofa table
   9 )    1 ea   Executive chair
  10 )    4 ea   Multi-color chairs
  11 )    4 ea   Bar stools
  12 )    1 ea   Dining table
  13 )    1 ea   Sectional sofa
  14 )    7 ea   Valance
  15 )    1 ea   Armoire
  16 )    1 ea   TV
  17 )    1 ea   VCR
  18 )    1 ea   Coffee table
  19 )    1 ea   Copier
  20 )    2 ea   File cabinet
  21 )    1 ea   Typewriter
  22 )    1 ea   Black chair
  23 )    1 ea   Fax machine
  24 )    3 ea   Telephone
  25 )    2 ea   Wall clock
  26 )    2 ea   Fig trees
  27 )    5 ea   Picture
  28 )    5 ea   Decorative plants
  29 )    1 ea   HP Deskjet 520 printer
  30 )    1 ea   Mitac computer
  31 )    1 ea   Camera

                 MODEL APARTMENT "YOU'RE A STAR"
  32 )    1 ea   Fake book set
  33 )    1 ea   Copper sun face
  34 )    1 ea   Terra cotta sun face




                                                                       Inventory

  35 )    3 ea  Blue stars on hangers
  36 )    1 ea  Floor lamp
  37 )    1 ea  Plant tree
  38 )    2 ea  Napkins
  39 )      ea  Wire teapot
  40 )      ea  Wire basket
  41 )      ea  Star glasses
  42 )      ea  Paper star plates
  43 )      ea  Ivy basket
  44 )      ea  White towels
  45 )      ea  Blue hand towel
  46 )      ea  Rose bath cloths
  47 )      ea  Rose hand towels
  48 )      ea  Pink bath towel
  49 )      ea  Rose bath towel
  50 )      ea  Pink bath rug
  51 )      ea  Pink shower curtain
  52 )      ea  Star basket & candles

                MODEL APARTMENT "CHILI PEPPER"
  53 )    2 ea  Straw hats
  54 )    1 ea  Black bean bag
  55 )    1 ea  Wicker circular rack
  56 )    1 ea  Red, Yellow, & Black rugs
  57 )    1 ea  Wicker basket
  58 )    1 ea  White clay basket
  59 )    4 ea  Red patterned rugs
  60 )    3 ea  Chill pepper bandana's
  61 )    2 ea  Sandals
  62 )    1 ea  Red, Green, Black pillows
  63 )    1 ea  Green candle & candle holder
  64 )    2 ea  Clay pots
  65 )    3 ea  Margarita Glasses
  66 )    3 ea  Chill peppers bottles
  67 )    2 ea  Red bowls
  68 )    2 ea  Chili pepper print bowls
  69 )    2 ea  Red checkered placemats
  70 )    2 ea  String of chili peppers
  71 )    2 ea  Chili pepper towels & pot holders
  72 )    2 ea  Hunter green shower curtains
  73 )    2 ea  Black bath cloths
  74 )    2 ea  Yellow hand towels




                                                                       Inventory

  75 )    2 ea  Red bath towels
  76 )    1 ea  Black, yellow gift bags
  77 )    6 ea  White hangers
  78 )    2 ea  Plants
  79 )    2 ea  Floor lamps
  80 )    2 ea  Margarita Glasses
  81 )    2 ea  Water goblet
  82 )    3 ea  Wall mirrors
  83 )    4 ea  Napkins
  84 )    1 ea  Table clock
  85 )    3 ea  Waste basket
  86 )    2 ea  Picture
  87 )    4 ea  Shower curtain
  88 )    7 ea  Towels
  89 )    3 ea  Bath rug
  90 )    4 ea  Soap dish
  91 )    3 ea  Lotion dispenser

                FRONT OFFICE
  92 )    1 ea  Side chair
  93 )    1 ea  Computer chair
  94 )    1 ea  Stereo
  95 )    1 ea  Christmas tree
  96 )    1 ea  Christmas bulbs
  97 )    1 ea  Executive desk
  98 )    1 ea  Executive chairs
  99 )    1 ea  Bar stools
 100 )    1 ea  Chairs
 101 )    1 ea  36" glass table
 102 )    1 ea  Lamp

                MAINTENANCE EQUIPMENT
 103 )    1 ea  32' extension ladder
 104 )    1 ea  24' extension ladder
 105 )    1 ea  10' ladder
 106 )    1 ea  Air compressor
 107 )    1 ea  Carpet vac
 108 )    1 ea  Sunbeam snow blower
 109 )    1 ea  Snow shovels
 110 )    1 ea  Steamex carpet cleaner
 1ll )    1 ea  Push broom
 112 )    1 ea  Lobby broom


                                                                       Inventory

 113 )    1 ea  Dust pan
 114 )    1 ea  Ice chipper
 115 )    1 ea  Hand saw
 116 )    1 ea  Keyhole saw
 117 )    1 ea  Screen roller
 118 )    1 ea  Tape measure
 119 )    1 ea  Halogen light
 120 )    2 ea  Motorola 2-way radio
 121 )    1 ea  Rockwell grinder
 122 )    1 ea  Homelite leaf blower
 123 )    1 ea  Turbo torch
 124 )    1 ea  6' ladder
 125 )    1 ea  4' ladder
 126 )    1 ea  TIF gas leak detector
 127 )    1 ea  CO detector
 128 )    2 ea  30 gal. recovery tank
 129 )    1 ea  50 gal. recovery tank
 130 )    1 ea  Thermoflo recovery machine
 131 )    1 ea  Robinair vacuum pump
 132 )    1 ea  Hirsh table saw
 133 )    1 ea  Black & Decker mitre saw
 134 )    1 ea  Ilco key machine
 135 )    1 ea  Black & Decker jig saw
 136 )    1 ea  Skil 3/8" electric drill
 137 )    1 ea  Black & Decker planer
 138 )    1 ea  Little Giant sump pump
 139 )    1 ea  Hand truck

                POOL EQUIPMENT
 140 )    6 ea  Round tables
 141 )    6 ea  Umbrellas
 142 )   24 ea  Chairs
 143 )   43 ea  Lounges
 144 )      ea  Life ring
 145 )      ea  Shepherd's hook
 146 )      ea  Vacuum hose
 147 )      ea  Vacuum head
 148 )   12 ea  Side table
 149 )    2 ea  Picnic table
 150 )    6 ea  Ash urn



                                                                       Inventory

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.   1) Main entrance sign on Trade Road.



                                   [PICTURE]


Photo No.:  2) Typical elevation. All buildings are three stories. 20% brick,
               80% T-111 siding with 6/12 pitched composition roofs.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.:  3) Typical apartment entrances. Note replaced metal door. Converted coach lamp with fluorescent bulbs.



                                   [PICTURE]


Photo No.:  4) View of Leasing Office/Clubhouse.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.:  5) Typical roof. 6/12 pitch 200# 20 year composition shingles. Note
               100% gutter coverage.



                                   [PICTURE]


Photo No.:  6) Exterior view of thru the wall condensing unit. Individual electric meters. Individual gas meters.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.:   7) Interior view of gas fired furnace located in utility closets.



                                   [PICTURE]


Photo No.:   8) View under kitchen sinks. Copper domestic supply, PVC DWV lines,
                1/3 HP disposals.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.:   9)   Individual water cut offs to each building.



                                   [PICTURE]


Photo No.:   10)  All units have washer and dryer connections.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.:   11) Typical hot water heater is 40 gallon gas fired and located in the utility closet in each unit.



                                   [PICTURE]


Photo No.:   12) ITE 75 Amp interior panel. Aluminum feed. Copper wiring to the
                 110V and 220V circuits.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236



                                   [PICTURE]



Photo No.:   13) No GFI outlets in bathrooms or kitchens.



                                   [PICTURE]


Photo No.:   14) View of siding delamination.


                                                                          Photos

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    15)   Close-up of balcony flashing correction.








                                   [PICTURE]




Photo No.:    16)   Sidewalks were being replaced on the date of inspection.






                                                                         Photos
                                                                         Page 8

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    17)   Overview of parking areas.








                                   [PICTURE]




Photo No.:    18)   One of nine permanently reserved handicapped spaces.






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                                                                         Page 9

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                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    19)   Typical size of parking lot damage seen.








                                   [PICTURE]




Photo No.:    20)   View of windows. Note mixed types.






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                                                                         Page 10

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                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    21)   Typical parking lot light provided by Virginia Power.








                                   [PICTURE]




Photo No.:    22)   Erosion at entrance requires tree pruning and retaining
                    walls.






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                                                                         Page 11

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    23)   Erosion requires tree pruning and ground cover.








                                   [PICTURE]




Photo No.:    24)   Previous tree removal requires stump removal.






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                                                                         Page 12

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                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    25)   View of North side of Tennis Courts. Note falloff toward
                    creek on the right.








                                   [PICTURE]




Photo No.:    26)   View of North side of Swimming Pool. Note falloff toward
                    creek on the left.






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                                                                         Page 13

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    27)   Battery powered smoke detectors in each unit.








                                   [PICTURE]




Photo No.:    28)   One of seven fire hydrants on the property.






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                                                                         Page 14

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                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    29)   Swimming pool with concrete deck. Cinderblock pool walls
                    have two leaks. Wrought iron fencing is in good condition.








                                   [PICTURE]




Photo No.:    30)   Deck failure on the North side toward the creek.






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                                                                         Page 15

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    31)   Sand Volleyball Court to be removed.








                                   [PICTURE]




Photo No.:    32)   Typical dumpster surround.






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                                                                         Page 16

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                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    33)   View of Laundry Room.








                                   [PICTURE]




Photo No.:    34)   Tennis Courts were being resurfaced at the time of
                    inspection.






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                                                                         Page 17

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                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    35)   Newly installed Playground.








                                   [PICTURE]




Photo No.:    36)   Mailboxes.






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                                                                         Page 18

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    37)   View of Maintenance Shop.








                                   [PICTURE]




Photo No.:    38)   View of Maintenance Shop.






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                                                                         Page 19

                               SUNRISE APARTMENTS
                     705 Pool Road Richmond, Virginia 23236





                                   [PICTURE]




Photo No.:    39)   View of Maintenance Shop.





Photo No.:    40)








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                                                                         Page 20